UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Helix TCS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

5300 DTC Parkway, Suite 300 Greenwood Village, CO 80111
(Address of principal executive offices)

Registrant’s telephone number, including area code  (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, on May 17, 2017, Helix TCS, Inc., a Delaware corporation (the “Company”), RSF4, LLC, a Delaware limited liability company (the “Purchaser”), and Helix Opportunities, LLC, a Delaware limited liability company (“Helix LLC” and, together with the Company and the Purchaser, the “Parties”) entered into that certain Series B Preferred Stock Purchase Agreement (the “Initial Series B Purchase Agreement”) whereby the Company conducted an initial closing of the sale of its Series B Preferred Stock (the “Series B Preferred Stock”) to Purchaser. In accordance with the terms of the Initial Series B Purchase Agreement, the Parties also entered into (i) an Investors Rights Agreement, (ii) a Right of First Refusal and Co-Sale Agreement, and (iii) a Voting Agreement (collectively, the “Series B Financing Agreements”). The Series B Financing Agreements contemplate additional closings.

Effective October 31, 2017, the Parties entered into that certain Series B Preferred Stock Purchase Agreement (the “Sixth Series B Purchase Agreement”) whereby the Company conducted a sixth closing of the sale of its Series B Preferred Stock (the “Series B Preferred Stock”) and issued and sold to the Purchaser 246,504 shares of the Company’s Series B Preferred Stock in exchange for an aggregate cash payment equal to $80,000.00 (the “Sixth Series B Closing”). Effective October 31, 2017, the Parties entered into that certain Series B Preferred Stock Purchase Agreement (the “Seventh Series B Purchase Agreement”) whereby the Company conducted a seventh closing of the sale of its Series B Preferred Stock (the “Series B Preferred Stock”) and issued and sold to the Purchaser 795,833 shares of the Company’s Series B Preferred Stock in exchange for an aggregate cash payment equal to $477,500 (the “Seventh Series B Closing”).

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.4*	Form of Helix TCS, Inc. Sixth Series B Preferred Stock Purchase Agreement dated October 31, 2017

10.5*	Form of Helix TCS, Inc. Seventh Series B Preferred Stock Purchase Agreement dated October 31, 2017

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: November 1, 2017	/s/ Zachary L. Venegas
Zachary L. Venegas
Chief Executive Officer

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